UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported            June 29, 1998




                          INTELECT COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-11630                76-0471342
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)


           1100 Executive Drive, Richardson, Texas            75081
           (Address of principal executive offices)         (Zip Code)


    Registrant's telephone number, including area code    (972) 367-2100


                                      N/A
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

      Intelect Communications, Inc. (the "Company") completed a $5 million private placement of equity on June 29, 1998. The private placement involved the sale of $5 million of the Company's Series D Convertible Preferred Stock to five investment entities advised by Citadel Investment Group, L.L.C. or its affiliates (collectively, "Citadel"). Citadel purchased 5,000 shares of the Series D Preferred Stock at a price of $1,000 per share for an aggregate offering price of $5 million. The proceeds from the offering will be used by the Company for working capital and general corporate purposes. The Series D Preferred Stock has a 4% annual premium which is payable upon the conversion of the Series D Preferred Stock. Further, the premium is payable in additional shares of common stock of the Company ("Common Stock"), or cash at the option of the Company. The Series D Preferred Stock has no voting rights. The Series D Preferred Stock is convertible upon the earlier of (i) 90 days from the issuance date or (ii) upon the effective date of a registration statement relating to the resale of the Common Stock issuable upon the conversion of the Series D Preferred Stock. Such conversion restrictions do not apply upon the occurrence of certain Extraordinary Events (generally certain transactions resulting in a change in control of the Company or certain private placements of equity of the Company within 90 days of the closing date). The shares of Series D Preferred Stock will automatically convert into Common Stock on the second anniversary of the issuance to the extent any Series D Preferred Stock remains outstanding. Each share of Series D Preferred Stock is convertible into that number of shares of Common Stock equal to the quotient of (i) $1,000 (the "Stated Value"), plus any accrued premium divided by (ii) the Conversion Price. The Conversion Price is the lesser of (a) $9.082 per share (which amount shall be reset on the sixth day following the filing of the Company's Form 10-Q for the period ending June 30, 1998 at the lesser of (x) $9.082 per share, or (y) the 5 day average daily volume weighted average trading price of the Common Stock for the 5 trading days immediately before the sixth day following the filing of such Form 10-Q), or
(ii) 97% of the market price of the Common Stock, where the market price is the arithmetic average of the three lowest Closing Bid Prices for the Common Stock for the 10 consecutive trading days immediately preceding such date of determination. If for any 20 of 30 consecutive trading days the daily volume weighted average trading price (as reported by Bloomberg) of the Common Stock equals or exceeds twelve ($12), then the Company may elect for the Conversion Price to equal the lesser of $9.082 or such reset amount. The Conversion Price is subject to adjustment in the event of certain dilutive transactions by the Company.

      The minimum number of shares that all holders of the Series D Preferred Stock may convert on any one day is at least 200 shares which is the same restriction the holders of the Company's Series C Convertible Preferred Stock now have. Upon conversion, the holders of such Common Stock may not sell, in the aggregate, on any single day a number of shares of Common Stock equal to more than 20% of the trading volume for the Common Stock as reported by Bloomberg on the date of such determination. This limitation shall not apply (i) in the event that the daily trading volume is in excess of 200% of the average trading volume for the Common Stock for the six month period which ends on the date before the date of such proposed sale, or (ii) upon the occurrence of a "Triggering Event" (i.e., generally the failure of the Company to

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have the registration statement covering the resale of the Common Stock declared effective within 180 days of closing or the lapse of the effectiveness of such registration statement, the delisting of the Company from NASDAQ, a failure to properly effect a conversion, or a breach of certain material representations, warranties and covenants in the operative transaction documents) or an "Extraordinary Transaction" (i.e., generally transactions which result in a transfer or purchase of more than 49.9% of the Common Stock of the Company or a sale of all or substantially all of its assets).

      The holders of the Series D Preferred Stock and their affiliates have agreed to not engage in any short sales of the Company's Common Stock, other than for sales on the date a conversion notice is submitted entitling the holder to receive the number of shares of Common Stock at least equal to the number of shares sold.

      In connection with the offering, the Company agreed to file a registration statement within 45 days of the closing of the transaction governing the resale of the securities issuable upon conversion of the Series D Preferred Stock. The Company is restricted from making certain private equity offerings until such registration statement is declared effective by the Securities and Exchange Commission.

      In addition, so long as any of the Series D Preferred Stock or the Company's Series C Convertible Preferred Stock is outstanding, the Company has agreed to not make any other drawdowns under the Company's credit facility with St. James Capital Corp. ("St. James"). The Company is not restricted, however, from extending the maturity date under the credit facility, nor is it prohibited from entering into a new credit facility with St. James or any other entity.

      The Series D Preferred Stock is redeemable at the option of the Company at a price of 110% of the sum of the Stated Value per share plus any accrued premium, if the average of the daily volume weighted average trading price as reported by Bloomberg for the prior ten (10) consecutive trading days is less than $3 per share. The holder of the Series D Preferred Stock can require the Company to redeem the shares upon the occurrence of a "Triggering Event" or upon the consummation of an "Extraordinary Transaction". The redemption price upon such events will be the greater of (i) 120% of the Stated Value of such share, or (ii) the product of the Conversion Rate and the closing sales price of the Common Stock of the Company.

      The shares of Series D Preferred Stock will not be convertible into more than 20% of the Common Stock of the Company without first obtaining shareholder approval in accordance with NASDAQ listing requirements. The Company has no obligation to seek such approval until either the holders of the Series D Preferred Stock notify the Company, or the Company notifies such holders, that the number of shares applicable to the NASDAQ 20% cap exceeds 15% of the number of shares of Common Stock of the Company outstanding, subject to certain conditions.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired:  N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired:  N/A

     (c) Exhibits:

        EXHIBIT   DESCRIPTION OF EXHIBIT

           3.1    Certificate of Designations establishing the rights and
                  preferences of the Series D Preferred Stock (1)
           4.1    Registration Rights Agreement among the Company and the
                  Buyers, dated June 26, 1998
          10.1 Securities Purchase Agreement among the Company and the Buyers, dated June 26, 1998

---------------------

      (1) Filed on Form 8-K of the Company on May 11, 1998

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTELECT COMMUNICATIONS, INC.
                                                 (Registrant)


Date: June 29 1998                        By: /s/ HERMAN M. FRIETSCH
                                                     (Signature)
                                                  Herman M. Frietsch
                                                  Chairman of the Board

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
                                 EXHIBIT INDEX

      EXHIBIT           DESCRIPTION OF EXHIBIT

         3.1    Certificate of Designations establishing the rights and
                preferences of the Series D Preferred Stock (1)
         4.1    Registration Rights Agreement among the Company and the
                Buyers, dated June 26, 1998
        10.1 Securities Purchase Agreement among the Company and the Buyers, dated June 26, 1998

--------------------------

     (1) Filed on Form 8-K of the Company on May 11, 1998

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